UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
July 29, 2011 (July 26, 2011)

BREITBURN ENERGY PARTNERS L.P.
 (Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
 (Address of principal executive office)

(213) 225-5900
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

BreitBurn Operating L.P. (“BreitBurn Operating”), a wholly owned subsidiary of BreitBurn Energy Partners L.P. (the “Partnership”), entered into an Asset Purchase Agreement dated as of July 26, 2011 (the “Purchase Agreement”) with Cabot Oil & Gas Corporation (“Cabot”).  Under the terms of the Purchase Agreement, BreitBurn Operating agreed to acquire certain assets (the “Cabot Assets”) from Cabot in exchange for $285,000,000 in cash, subject to ordinary adjustments (the “Cabot Acquisition”).  Concurrent with the execution of the Purchase Agreement, BreitBurn Operating provided the sum of $14,250,000 (the “Deposit”) to Cabot to be held in escrow.  Under the Purchase Agreement, upon closing of the Cabot Acquisition, the Deposit will be applied toward the cash consideration due at closing.  Initially, the Partnership intends to fund the consideration for the Cabot Acquisition with borrowings under the Partnership’s existing bank credit facility.

 The Cabot Assets to be acquired by BreitBurn Operating under the Purchase Agreement consist of oil and gas properties which are approximately 95% natural gas reserves and are located primarily in the Evanston and Green River Basins of Southwest Wyoming.  The Cabot Assets also include limited acreage and non-operated oil and gas interests in Colorado and Utah.

The Purchase Agreement contains customary representations and warranties and covenants by each of the parties.  Among other things, during the interim period between the execution of the Purchase Agreement and closing of the Cabot Acquisition, Cabot agrees to operate and maintain the assets in the ordinary course of business and not to engage in certain types of activities and transactions, subject to certain exceptions.  The Purchase Agreement provides that the Cabot Acquisition will close on October 6, 2011 or such other date as may be mutually agreed upon by the parties.  Closing of the transactions contemplated by the Purchase Agreement is conditioned upon, among other things: the execution and delivery of a Transition Services Agreement and delivery of all other items required by the Purchase Agreement.

The foregoing description of Cabot’s and BreitBurn Operating’s rights and obligations under the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 7.01 Regulation FD Disclosure.

On July 27, 2011, the Partnership issued a press release announcing the execution of an agreement to acquire oil and natural gas assets from Cabot.  A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01disclosure.

The information set forth in this Current Report on Form 8-K provided under Item 7.01 and in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, unless the Partnership specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

8.01  Other Events.

2012 Annual Meeting

On July 27, 2011, the Board of Directors (the “Board”) of BreitBurn GP, LLC, the general partner of the Partnership (the “General Partner”) determined that the 2012 Annual Meeting of the Limited Partners of the Partnership (the “2012 Annual Meeting”) will be held on June 21, 2012 at a time and location in Los Angeles, California to be determined by the authorized officers of the General Partner and specified in the proxy statement for the 2012 Annual Meeting.

Nomination Period for the 2012 Annual Meeting

In accordance with the provisions of Section 13.4(b)(vi)(A)(2) of the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 10, 2006, as amended (as so amended, the “LP Agreement”), the Board of the General Partner has determined that for purposes of the 2012 Annual Meeting, a Limited Partner’s notice of nominations of persons for election to the Board of the General Partner will be considered timely if such notice is delivered to the General Partner not later than the close of business on March 26, 2012, nor earlier than the close of business on February 24, 2012.
 Record Date for the 2012Annual Meeting

The Board of the General Partner has established the close of business on April 25, 2012 as the record date for the determination of the Limited Partners entitled to receive notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1*  Asset Purchase Agreement, dated as of July 26, 2011, between Cabot Oil & Gas Corporation and BreitBurn Operating L.P.

99.1   BreitBurn Energy Partners L.P. press release dated July 27, 2011 announcing acquisition agreement.

* The schedules to this agreement have been omitted from this filing pursuant to Item 601(b) (2) of Regulation S-K. The Partnership will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC,
its general partner

Date: July 29, 2011	By:	/s/ Randall H. Breitenbach
Randall H. Breitenbach
President